UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2013

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California		95973
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2013, TriCo Bancshares (the “Company”) held its 2013 Annual Meeting of Shareholders. As of the record date for the Annual Meeting, there were 16,005,191 shares entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. At the Annual Meeting, the Company’s shareholders (i) elected all nine nominees to the Company’s Board of Directors, (ii) approved an amendment to the Company’s 2009 equity incentive plan increasing the number of shares available for awards from 650,000 shares to 1,650,000 shares and increasing the annual limit on the number of shares underlying awards that may be granted to any single participant to 300,000; (iii) approved the compensation of the Company’s executive officers on an advisory (nonbinding) basis, and (iv) ratified the selection of Crowe Horwath, LLP as the Company’s independent public accounting firm for 2013. The following are the voting results of each matter submitted to the Company’s shareholders at the Annual Meeting.

1.	Election of nine nominees to the Company’s Board of Directors:

Nominee	For	Withhold
Donald J. Amaral	10,842,486	235,987
William J. Casey	9,623,537	1,454,936
Craig S. Compton	10,822,957	255,516
L. Gage Chrysler III	10,804,916	273,557
Cory W. Giese	10,918,680	159,793
John S. A. Hasbrook	10,818,062	260,411
Michael W. Koehnen	10,822,082	256,391
Richard P. Smith	10,827,625	250,848
W. Virginia Walker	10,840,082	238,391

2.	Amendment to the Company’s 2009 Equity Incentive Plan:

	Votes	Percent Voting
For	10,161,690	63.49
Against	667,196	4.17
Abstain	249,587	1.56
Broker Non-Votes	4,926,718	30.78

3.	Advisory (nonbinding) approval of the compensation of the Company’s executives:

	Votes	Percent Voting
For	10,341,923	64.62
Against	463,911	2.90
Abstain	272,639	1.70
Broker Non-Votes	4,926,718	30.78

4.	Ratification of Crowe Horwath LLP as the Company’s independent public accountants for the 2013 fiscal year:

	Votes	Percent Voting
For	12,865,360	80.38
Against	80,515	0.50
Abstain	231,256	1.44
Broker Non-Votes	2,828,060	17.67

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carroll R. Taresh did not stand for reelection as a director and retired from the Company’s board of directors at the Annual Meeting after 15 years of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013	TRICO BANCSHARES
(Registrant)

	By:	/s/ Thomas J. Reddish
Thomas J. Reddish
Executive Vice President
Chief Financial Officer